Exhibit 10.3

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT ("Agreement") is entered into as of January 16, 2017 (“Effective Date”) by and between:
Erie Insurance Exchange, a reciprocal insurance exchange organized under the provisions of Article X of the Insurance Company Law of 1921 of the Commonwealth of Pennsylvania, as amended, acting by and through its Attorney-in-Fact, Erie Indemnity Company, a Pennsylvania business corporation (“Exchange”), and
Erie Indemnity Company, a Pennsylvania business corporation (“Indemnity”).
The foregoing parties are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

A.Exchange and P.J. Dick, Inc. (“P. J. Dick”) entered into a Standard Form of Agreement Between Owner and Construction Manager (AIA Document A133-2009), as modified, and dated as of February 27, 2015 (the “P.J. Dick Agreement”), which is comprised of the executed AIA Document A133-2009 and all other documents and Exhibits referenced in Section 12.2 thereof.

B.Pursuant to the P.J. Dick Agreement, P.J. Dick agreed to perform construction management services for the construction of an approximately 340,000 square foot office building (the “Project”), which will become part of Erie Insurance’s home office campus located in Erie, Pennsylvania (“HOC”).

C.Under the terms of the P.J. Dick Agreement, P.J. Dick agreed that Exchange has the right, in its sole discretion, to transfer and assign the P.J. Dick Agreement to Indemnity.

D.Exchange has sold, assigned and conveyed to Indemnity ownership of the real property that comprises the land upon which the office building will be built.

E.Exchange now wishes to transfer and assign to Indemnity all of its rights, benefits, interests and obligations in and under the P.J. Dick Agreement, and Indemnity wishes to accept all such rights, benefits, interests and obligations.

AGREEMENT

NOW, THEREFORE, in consideration for the mutual promises and consideration provided for herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.Incorporation of Recitals. The Recitals stated above are incorporated herein and form a part of the contractual Agreement between the Parties.

2.Assignment and Assumption. Exchange hereby conveys, transfers, assigns and delegates to Indemnity the P.J. Dick Agreement (in its entirety) and all of its rights, benefits, interests, liabilities, duties and obligations in, to and under the P.J. Dick Agreement, or which arise out of or relate to the P.J. Dick Agreement, of whatever kind or nature, including, without limitation, all rights, interests and benefits in, to and under any insurance policy or additional insured coverage that may provide coverage relative to the P.J. Dick Agreement and/or the Project (collectively, the “Assigned Rights/Obligations”). Indemnity hereby accepts, assumes and acquires all of the Assigned Rights/Obligations, and agrees to fully perform and assume all liabilities, duties and obligations under the P.J. Dick Agreement, of whatever kind or nature.

3.Effective. This Agreement and the assignment and assumption provided for in Section 2 above is and shall be effective as of the Effective Date stated above.

4.Further Assurances. The Parties will execute, acknowledge and deliver all such other and additional instruments, notices, releases and other documents and will do all such other acts as may be necessary or advisable to fully transfer, assign and delegate to Indemnity all of the Assigned Rights/Obligations and to fully carry out their respective obligations under this Agreement.

5.Representations. Each Party hereby represents and warrants to the other Party that the execution, delivery and performance of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate or other action, and that this Agreement constitutes its legal, valid and binding obligation.

6.Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision. If any provision of this Agreement is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

7.Governing Law. This Agreement and the Parties’ performance hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in Pennsylvania without giving effect to any choice of law principles that would require or permit the application of the laws of another jurisdiction.

8.Counterpart Execution. This Agreement may be executed by the Parties hereto in any number of counterparts (and by each of the Parties hereto on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Erie Insurance Exchange, by its Attorney-in-
Fact, Erie Indemnity Company

By: /s/ Gregory J. Gutting
Gregory J. Gutting, EVP and CFO

Erie Indemnity Company

/s/ Sean J. McLaughlin
By: Sean J. McLaughlin
Title: EVP and General Counsel